SETTLEMENT AGREEMENT AND RELEASE

THIS AGREEMENT is dated as of May 22, 2008 and is made by and between CORPORATE DEBT SOLUTIONS I, INC. ("Corporate Debt") and PRICESTER.COM, INC. ("Pricester" and/or the "Company").

  WHEREAS RMU Management LLC provided Genesis Electronics, Inc., a subsidiary of Pricester.ocm, Inc. monies over several years which were represented by promissory notes totaling Eight Hundred and Sixty Seven Thousand Five Hundred and Eighty Two Dollars ($867,582.00).

  WHEREAS Phil Thomas conducted services for Genesis Electronics, Inc., a subsidiary of Pricester.com, Inc. pursuant to a certain consulting agreement which Genesis defaulted in the payment of said consulting agreement and entered into a promissory note with Phil Thomas which remains unpaid in the amount of Sixty Two Thousand Six Hundred and Twenty Four Dollars ($62,624.00); and

  WHEREAS TLGG, LLC lent monies to Genesis Electronics, Inc. several years ago, a subsidiary of Pricester.com, Inc. which are represented by a promissory note totaling One Hundred and Nineteen Thousand Five Hundred and Eleven Dollars ($119,511.00) which remains unpaid and has been due and owing for several years. (The RMU Management, LLC promissory note, the Phil Thomas promissory note, and the TLGG, LLC promissory note are herein individually and/or collectively referred to as the "Promissory Note(s)").

The Promissory Notes are incorporated herein by reference.

  WHEREAS on or about April 24, 2008, Corporate Debt Solutions I, Inc. purchased the Promissory Note from Phil Thomas. The Assignment
Agreement is incorporated herein by reference.

  WHEREAS, on or about May 14, 2008, Corporate Debt filed an action against Pricester.com, Inc. entitled Corporate Debt Solutions I, Inc.,
v. Pricester.com, Inc. Case No: 2008-CA 7664 WC, (the "Action") in the Circuit Court of the Twelfth Judicial Circuit, Sarasota County, Florida (the "Court"), whereby Corporate Debt asserted claims against Pricester.com, Inc. alleging that Pricester.com, Inc. failed to pay Corporate Debt according to the terms set forth in the Promissory Notes, to wit, the amount due and owing under the Promissory Notes in the total amount of One Million Forty Nine Thousand Seven Hundred and Seventeen Dollars ($1,049,717.00) in principal and interest (hereinafter, the "Claims");

  WHEREAS, Pricester.com, Inc., in its Answer, denied any and all wrongdoing and asserted affirmative defenses;

  WHEREAS, Pricester.com, Inc. denies that it is liable for the amount sought in the Action, but acknowledges that it does not have sufficient cash to satisfy the claims made in the Action or to defend the Action and Pricester.com, Inc. seeks to resolve this Action and agrees to pay Corporate Debt on the Promissory Notes;

  WHEREAS, Pricester.com, Inc. only has the means to satisfy payment of Corporate Debt's bona fide claims through the issuance of authorized shares to Corporate Debt, pursuant to Section 3(a)(10) of the Securities Act of 1933 (hereinafter the "Act");

  WHEREAS, Corporate Debt desires to resolve, settle, and compromise Corporate Debt's bona fide claims that it has asserted against Pricester.com, Inc., which arise out of or relate to the Promissory Notes, in the amount of One Million Forty Nine Thousand Seven Hundred and Seventeen Dollars ($1,049,717) in principal and interest due and owing (hereinafter the "Compromised Amount");

  With this background incorporated herein, the parties hereby agree to the following settlement.

TERMS OF SETTLEMENT

1. CLAIMS. Corporate Debt agrees to resolve its bona fide claim with Pricester.com, Inc. for the agreed upon sum of One Million Forty Nine Thousand Seven Hundred and Seventeen Dollars ($1,049,717.00).

2. SETTLEMENT SHARES. As soon as practice following entry of an order by the Court in accordance with Paragraph 4 herein and in accordance with this Paragraph, Pricester.com, Inc. shall issue and deliver to Corporate Debt shares of Pricester.com, Inc.'s common stock, ("Common Stock") sufficient to satisfy the Compromised Amount through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Act. The parties agree that the total amount of Common Stock to be delivered by Pricester.com, Inc., subject to the limitations listed below, to satisfy the Compromised Amount shall be a total of One Hundred Million (100,000,000) shares of Common Stock (the "Settlement Shares"). However the parties have agreed that Corporate Debt shall have no ownership rights to the Settlement Shares not yet issued after the first requested issuance by Corporate Debt until it has affirmed in a statement to Pricester.com, Inc. that it releases Pricester.com, for the proportionate amount of claims represented by the prior issuance (i.e. if Corporate Debt is issued 2,000,000 shares then it has no ownership rights in the additional Settlement Shares not yet issued until it has released Pricester.com, Inc. from two percent (2%) of the Claims or Twenty Thousand Nine Hundred and Ninety Four and thirty four cents ($20,994.34)). The parties have agreed that the transfer agent, Florida Atlantic Transfer, Inc., shall upon the request of Corporate Debt issue in the name of Corporate Debt the number of shares requested so long as the number of shares requested does not make Corporate Debt the owner of more than 4.99% of the outstanding Pricester.com, Inc. stock (an "issuance"). Notwithstanding anything to the contrary in this Agreement, in no event shall Corporate Debt be entitled and in no event shall the Company permit the issuance to Corporate Debt of that number of shares, which when added to the sum of the number of shares of common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities and Exchange Act of 1934, as may be amended (the "1934 Act") by Corporate Debt (together with Corporate Debt's Affiliates and any other person acting as a group with Corporate Debt or any of Corporate Debt's Affiliates), would exceed 4.99% of the number of shares of common stock outstanding on each issuance of common stock made hereunder, as determined after giving effect tot eh amount of shares to be issued on that particular issuance. To the extent that the limitation in this Paragraph 2 applies, the determination of whether the issuance can occur shall be in the sole discretion of Corporate Debt and the submission of an issuance request shall be deemed to be Corporate Debt's determination that the issuance can be made subject to such aggregate percentage limitations. To ensure compliance, Corporate Debt will be deemed to represent to the Company that each time it makes an issuance request that such issuance request has not violated the restrictions in this Paragraph 2 and the Company shall have no obligation to verify or confirm the accuracy of such determination.
For purposes of this Paragraph 2, in determining the number of outstanding shares of common stock, Corporate Debt may rely on the number of outstanding shares of common stock provided to Corporate Debt in any of the following: (A) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company's transfer agent setting forth the number of shares of common stock outstanding. Upon the request of Corporate Debt, the Company shall within two trading days confirm orally or in writing the number of shares of common stock then outstanding on the records of the Company on the date of the request. In any case, the number of outstanding shares of common stock shall be determined after giving effect to the requested issuance by Corporate Debt since the date as of which such number of outstanding shares of common stock was reported. The beneficial ownership limitation shall be 4.99% of the number of shares outstanding immediately after giving effect to the current requested issuance. The beneficial ownership limitation of this Paragraph 2 may be waived by Corporate Debt, at Corporate Debt's election, upon not less than 61 days prior notice to the Company, to change the beneficial ownership limitation to (i) 9.9% of the number of shares of common stock outstanding immediately after giving effect to the most recent requested issuance of common stock by Corporate Debt and the other provisions of this Paragraph shall continue to apply, or
(ii) remove any beneficial ownership limitation under this Paragraph. In the event that the number of shares of common stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any issuance date of common stock that it was on the date of this Agreement, then the number of shares of common stock outstanding on such issuance date shall govern for purposes of determining whether Corporate Debt would be acquiring beneficial ownership of more than 4.99% of the number of shares of common stock outstanding on such issuance date.

3. PAYMENT IN FULL. Corporate Debt and Pricester.com, Inc. agree that delivery of all of the Settlement Shares pursuant to the conditions set forth herein shall satisfy Pricester.com, Inc.,'s obligation in full regarding the invoices.

4. FAIRNESS HEARING. Upon execution hereof, Corporate Debt and Pricester.com, Inc. agree, pursuant to 15 U.S.C. Section 77(a)(10), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, for the issuance of an exemption from registration of the Settlement Shares and an Order approving the Agreement. Pricester.com, Inc. avers it is a "reporting issuer" that files reports with the SEC under Section 13 of the Securities and Exchange act of 1934 (the "Exchange Act"); Pricester.com, Inc. avers it is current in all its filing required under the Exchange Act; and Corporate Debt avers it has access to, and has accessed all such filings. In connection with such a fairness hearing, Pricester.com, Inc., the issuer of the securities, and Corporate Debt, the proposed person to whom the securities are to be issued, agree that the value of the Settlement Shares utilized to satisfy the Claims is fair and reasonable. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form of annexed hereto as Exhibit A (the "order").

5. NECESSARY ACTION. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to complete or perfect the transaction contemplated hereby.

6. CONFIDENTIALITY AGREEMENT. At all times prior to execution of this Agreement, the parties hereto agree to not disclose to any other person any of the terms of said Agreement.

7. RELEASES. Upon delivery of each traunche of the Settlement Shares to Corporate Debt and in consideration of the terms and conditions of this Agreement, and except for the obligations and representations arising or made hereunder or a breach hereof, the parties hereby proportionately release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholder, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigned (the "Released Parties"), of and from any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing herein shall be deemed to negate or affect Corporate Debt's right and title to any securities heretofore issued to it by Pricester.com, Inc.

8. CONTINUING JURISDICTION: Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit B (the "Stipulation of Dismissal"), which shall be held by Corporate Debt's counsel and filed with the Court after Pricester.com's delivery of all of the Settlement Shares in accordance with paragraph 2 herein. In order to enable the Court to grant specific enforcement and other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

9. CONTINUING OBLIGATION Both parties agree to use their best efforts to cooperate with the Court to cause the Order to be timely entered and agree that delays caused due to Court calendars shall not constitute a valid reason to void this Agreement.

10. INFORMATION. Corporate Debt and Pricester.com, Inc. each represent that prior to the execution of this Agreement, they have had the advice of counsel and that they fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

11. OWNERESHIP AND AUTHORITY. Corporate Debt and Pricester.com, Inc. represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, emand, right or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is a binding obligation of each, enforceable in accordance with its terms.

12. BINDING NATURE. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

13. AUTHORITY TO BIND. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transaction provided in this agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice with the negotiation and execution of this Agreement and that counsel has reviewed this Agreement.

14. SIGNATURES. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile signatures shall be deemed valid and binding for all purposes.

15. CHOICE OF LAW, ETC. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to principles of conflicts of law thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Circuit Court of the Twelfth Judicial Circuit sitting in the State of Florida, County of Sarasota.

16. INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.



IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

CORPORATE DEBT SOLUTIONS I, INC.

By:
Its: President

PRICESTER.COM, INC.

By:  /s/ Edward C. Dillon
     ----------------------
Its: Chief Executive Officer